Exhibit 99(b)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11-K

(Mark One)
[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the fiscal year ended: December 31, 1995

                                       OR

[    ]       TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
             EXCHANGE ACT OF 1934

                        For the transition period from to
                         Commission file number: 1-5442
                                                 ------

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

               GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         General Instrument Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                               13-3575653
           --------                                               ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

               8770 West Bryn Mawr Avenue, Chicago, Illinois 60631
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (773) 695-1000
                                 --------------
              (Registrant's telephone number, including area code)

 General Instrument
    (Puerto Rico), Inc.
    Savings Plan
    Financial Statements for the
    Years Ended December 31, 1996 and 1995,
    Supplemental Schedules for the
    Year Ended December 31, 1996 and
    Independent Auditors' Report

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

TABLE OF CONTENTS



                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                   1

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for Benefits as of
     December 31, 1996 and 1995, with Supplemental Fund Information          2-3

   Statements of Changes in Net Assets Available for Benefits for
     the Years Ended December 31, 1996 and 1995, with
     Supplemental Fund Information                                           4-5

   Notes to Financial Statements                                            6-11

SUPPLEMENTAL SCHEDULES:

   Item 27(a) - Schedule of Assets Held for Investment Purposes
     as of December 31, 1996                                                  12

   Item 27(d) - Schedule of Reportable Transactions for the
     Year Ended December 31, 1996                                             13

Note: Supplemental Schedules are included for filing with the Annual Return on Form 5500. Supplemental Schedules not included herein are omitted due to the absence of conditions under which they would be required.

INDEPENDENT AUDITORS' REPORT


Administrative Committee
General Instrument (Puerto Rico), Inc. Savings Plan

We have audited the accompanying statements of net assets available for benefits of General Instrument (Puerto Rico), Inc. Savings Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund for the years ended December 31, 1996 and 1995, is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. The supplemental schedules and fund information are the responsibility of the Plan's Administrative Committee. Such supplemental schedules and fund information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP


June 2, 1997

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND
INFORMATION
DECEMBER 31, 1996

PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMIUM WIDTH


                                   General                                                 Vanguard                         Vanguard
                                  Instrument  Vanguard                           Vanguard   Fixed                Vanguard   Interna-
                                 Corporation Investment  Vanguard/   Vanguard     Money     Income    Vanguard     U.S.      tional
                                   Common     Contract  Wellington     Index      Market  Securities    STAR      Growth      Growth
                                 Stock Fund     Trust      Fund        Trust     Reserves    Fund    Portfolio  Portfolio  Portfolio

ASSETS:
  Investments, at fair value:
    Company common stock          $ 363,651  $       -   $      -   $      -   $      -   $      -   $      -   $      -   $      -
    Common/collective trust               -    118,225          -          -          -          -          -          -          -
    Shares of registered
      investment company                  -          -    319,448    233,453     64,875     84,666     98,424     58,801     60,393
    Participant loans                     -          -          -          -          -          -          -          -          -
  Loans receivable                      157      1,608      2,119      1,793        270        711        549        260        322
  Contributions receivable:
    Employee                          2,474      6,005     12,368      9,223      2,302      3,741      4,180      2,273      2,199
    Employer                         22,082          -          -          -          -          -          -          -          -
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
       Total assets                 388,364    125,838    333,935    244,469     67,447     89,118    103,153     61,334     62,914

LIABILITIES:
  Accrued liabilities                     -          -          -          -          -          -          -          -          -
                                   --------   --------   --------   --------   --------   --------   --------   --------   --------
NET ASSETS AVAILABLE
   FOR BENEFITS                    $388,364   $125,838   $333,935   $244,469   $ 67,447   $ 89,118   $103,153   $ 61,334   $ 62,914
                                   ========   ========   ========   ========   ========   ========   ========   ========   ========


See notes to financial statements.

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND
INFORMATION
DECEMBER 31, 1996
PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMIUM WIDTH



                                   Loan
                                   Fund     Unallocated     Total

ASSETS:
  Investments, at fair value:
  Company common stock            $       -  $       -   $ 363,651
  Common/collective trust                 -          -     118,225
    Shares of registered
      investment company                  -          -     920,060
    Participant loans               118,289          -     118,289
  Loans receivable                        -          -       7,789
  Contributions receivable:
    Employee                              -          -      44,765
    Employer                              -      9,456      31,538
                                   --------   --------   ---------
       Total assets                 118,289      9,456   1,604,317

LIABILITIES:
  Accrued liabilities                     -          -           -
                                   --------   --------   ---------
NET ASSETS AVAILABLE
   FOR BENEFITS                    $118,289   $  9,456  $1,604,317
                                   ========   ========  ==========


See notes to financial statements.

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND INFORMATION
DECEMBER 31, 1995

PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMIUM WIDTH

                                   General                                             Vanguard
                                  Instrument  Vanguard                       Vanguard   Fixed                Vanguard   Vanguard
                                 Corporation Investment  Vanguard/ Vanguard   Money     Income     Vanguard    U.S.   International
                                   Common     Contract  Wellington   Index    Market  Securities     STAR     Growth     Growth
                                 Stock Fund     Trust      Fund      Trust   Reserves    Fund     Portfolio  Portfolio  Portfolio

ASSETS:
  Investments, at fair value:
    Company common stock         $254,107   $      -   $      -   $      -   $      -   $      -   $      -   $      -   $      -
    Common/collective trust             -     89,127          -          -          -          -          -          -          -
    Shares of registered
      investment company                -          -    215,252    155,016     46,235     60,467     61,289     39,225     41,957
    Participant loans                   -          -          -          -          -          -          -          -          -
  Loans receivable                     72        115        366        194         38         95        106         69         68
  Contributions receivable:
    Employee                        1,826      4,432      9,061      7,075      1,717      3,182      2,799      1,590      1,858
    Employer                       14,593          -          -          -          -          -          -          -          -
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
         Total assets             270,598     93,674    224,679    162,285     47,990     63,744     64,194     40,884     43,883


LIABILITIES:
  Accrued liabilities                 414        414        414        414        414        414        414        414        414
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
NET ASSETS AVAILABLE
    FOR BENEFITS                 $270,184   $ 93,260   $224,265   $161,871   $ 47,576   $ 63,330   $ 63,780   $ 40,470   $ 43,469
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========


See notes to financial statements

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND INFORMATION
DECEMBER 31, 1995
PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMIUM WIDTH



                                   Loan
                                   Fund   Unallocated  Total

ASSETS:
  Investments, at fair value:
    Company common stock         $      -   $      -   $ 254,107
    Common/collective trust             -          -      89,127
    Shares of registered
      investment company                -          -     619,441
    Participant loans              36,474          -      36,474
  Loans receivable                      -          -       1,123
  Contributions receivable:
    Employee                            -          -      33,540
    Employer                            -     18,975      33,568
                                 --------   --------   ---------
         Total assets              36,474     18,975   1,067,380


LIABILITIES:
  Accrued liabilitiesm                  -          -       3,726
                                 --------   --------   ---------
NET ASSETS AVAILABLE
    FOR BENEFITS                 $ 36,474   $ 18,975  $1,063,654
                                 ========   ========  ==========


See notes to financial statements

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND INFORMATION
YEAR ENDED DECEMBER 31, 1996

PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMIUM WIDTH

                                    General                                             Vanguard
                                  Instrument  Vanguard                       Vanguard   Fixed                Vanguard   Vanguard
                                 Corporation Investment  Vanguard/ Vanguard   Money     Income     Vanguard    U.S.   International
                                   Common     Contract  Wellington   Index    Market  Securities     STAR     Growth     Growth
                                 Stock Fund     Trust      Fund      Trust   Reserves    Fund     Portfolio  Portfolio  Portfolio

ADDITIONS:
 Contributions:
   Employee                      $ 20,659   $ 51,564   $107,112   $ 83,336   $ 27,894   $ 36,687   $ 35,108   $ 19,034   $ 19,372
   Employer                       183,936          -          -          -          -          -          -          -          -
   Other                              896          -      1,792          -      5,376          -          -          -        896
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
     Net contributions            205,491     51,564    108,904     83,336     33,270     36,687     35,108     19,034     20,268

 Investment income:
   Interest                             -          -          -          -          -          -          -          -          -
   Dividends                            -      6,203     23,663      4,929      2,777      4,932      8,530      4,218      2,525
   Net gain (loss) on investments (44,968)         -     16,729     36,060          -     (1,117)     3,587      7,197      4,341
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
     Net investment income (loss) (44,968)     6,203     40,392     40,989      2,777      3,815     12,117     11,415      6,866
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
           Total additions        160,523     57,767    149,296    124,325     36,047     40,502     47,225     30,449     27,134
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------

DEDUCTIONS:
  Distributions                    45,409      8,930     17,143     25,334      1,757      3,486      4,306      8,226      4,054
  Administrative expenses           2,465        348      1,243        792      9,238         91        253       (132)       (71)
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
           Total deductions        47,874      9,278     18,386     26,126     10,995      3,577      4,559      8,094      3,983

TRANSFER FROM (TO) OTHER FUNDS      5,531    (15,911)   (21,240)   (15,601)    (5,181)   (11,137)    (3,293)    (1,491)    (3,706)
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
NET INCREASE (DECREASE)           118,180     32,578    109,670     82,598     19,871     25,788     39,373     20,864     19,445

NET ASSETS AVAILABLE FOR
  BENEFITS, BEGINNING OF YEAR     270,184     93,260    224,265    161,871     47,576     63,330     63,780     40,470     43,469
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
NET ASSETS AVAILABLE FOR
   BENEFITS, END OF YEAR         $388,364   $125,838   $333,935   $244,469   $ 67,447   $ 89,118   $103,153   $ 61,334   $ 62,914
                                 ========   ========   ========   ========   ========   ========   ========   ========   ========


See notes to financial statements.

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND INFORMATION
YEAR ENDED DECEMBER 31, 1996

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMIUM WIDTH

                                    Loan
                                    Fund   Unallocated    Total

ADDITIONS:
 Contributions:
   Employee                       $      -   $      -   $ 400,766
   Employer                              -          -     183,936
   Other                                 -          -       8,960
                                  --------   --------   ---------
     Net contributions                   -          -     593,662

 Investment income:
   Interest                          5,479          -       5,479
   Dividends                             -          -      57,777
   Net gain (loss) on investments        -          -      21,829
                                  --------   --------   ---------
     Net investment income (loss)    5,479          -      85,085
                                  --------   --------   ---------
           Total additions           5,479          -     678,747
                                  --------   --------   ---------

DEDUCTIONS:
  Distributions                      5,212          -     123,857
  Administrative expenses                -          -      14,227
                                  --------   --------   ---------
           Total deductions          5,212          -     138,084

TRANSFER FROM (TO) OTHER FUNDS      81,548     (9,519)          -
                                  --------   --------   ---------
NET INCREASE (DECREASE)             81,815     (9,519)    540,663

NET ASSETS AVAILABLE FOR
  BENEFITS, BEGINNING OF YEAR       36,474     18,975   1,063,654
                                  --------   --------   ---------
NET ASSETS AVAILABLE FOR
   BENEFITS, END OF YEAR          $118,289   $  9,456  $1,604,317
                                  ========   ========  ==========


See notes to financial statements.

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND INFORMATION
YEAR ENDED DECEMBER 31, 1995

PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMIUM WIDTH

                                     General                                               Vanguard                         Vanguard
                                   Instrument   Vanguard                        Vanguard     Fixed                Vanguard  Interna-
                                  Corporation Investment  Vanguard/   Vanguard   Money      Income     Vanguard    U.S.      tional
                                     Common     Contract  Wellington    Index    Market   Securities     STAR     Growth     Growth
                                   Stock Fund     Trust      Fund       Trust   Reserves      Fund     Portfolio Portfolio Portfolio

ADDITIONS:
  Contributions:
     Employee ....................   $ 25,740   $ 61,297   $118,775   $ 84,573   $ 17,826   $ 38,318   $ 36,410  $ 19,113  $ 23,569
     Employer ....................    182,750          -          -          -          -          -          -         -         -
     Other .......................      1,012          -      3,038          -      4,050          -          -         -     2,025
                                     --------   --------   --------   --------   --------   --------   --------  --------  --------
         Net contributions .......    209,502     61,297    121,813     84,573     21,876     38,318     36,410    19,113    25,594
                                     --------   --------   --------   --------   --------   --------   --------  --------  --------
   Investment income:
     Interest ....................          -          -          -          -          -          -          -         -         -
     Dividends                              -      3,741      8,930      3,148      1,403      3,023      4,146     1,524     1,127
     Net gain (loss) on investments   (62,901)         -     31,171     29,128          -      3,267      5,739     6,613     3,200
                                     --------   --------   --------   --------   --------   --------   --------  --------  --------
         Net investment income (loss) (62,901)     3,741     40,101     32,276      1,403      6,290      9,885     8,137     4,327
                                     --------   --------   --------   --------   --------   --------   --------  --------  --------
            Total additions .....     146,601     65,038    161,914    116,849     23,279     44,608     46,295    27,250    29,921
                                     --------   --------   --------   --------   --------   --------   --------  --------  --------

 DEDUCTIONS:
   Distributions                       10,377      3,632     13,822      9,097      1,888      2,201      1,709       938     1,233
   Administrative expenses              2,965        950      1,718      1,296      2,915        679        777       490       525
                                     --------   --------   --------   --------   --------   --------   --------  --------  --------
            Total deductions           13,342      4,582     15,540     10,393      4,803      2,880      2,486     1,428     1,758

 TRANSFER (TO) FROM OTHER FUNDS        (2,275)     1,277    (11,466)    (6,872)    18,159     (3,635)    (5,166)      390    (9,080)
                                     --------   --------   --------   --------   --------   --------   --------  --------  ---------

 NET INCREASE ..................      130,984     61,733    134,908     99,584     36,635     38,093     38,643    26,212    19,083

 NET ASSETS AVAILABLE FOR
   BENEFITS, BEGINNING OF YEAR        139,200     31,527     89,357     62,287     10,941     25,237     25,137    14,258    24,386
                                     --------   --------   --------   --------   --------   --------   --------  --------  --------
NET ASSETS AVAILABLE FOR
   BENEFITS, END OF YEAR .......     $270,184   $ 93,260   $224,265   $161,871   $ 47,576   $ 63,330   $ 63,780  $ 40,470  $ 43,469
                                     ========   ========   ========   ========   ========   ========   ========  ========  ========

See notes to financial statements.

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH SUPPLEMENTAL FUND INFORMATION
YEAR ENDED DECEMBER 31, 1995

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMIUM WIDTH

                                    Loan
                                    Fund   Unallocated    Total
ADDITIONS:
  Contributions:
     Employee ....................   $      -   $      -    $ 425,621
     Employer ....................          -     18,000      200,750
     Other .......................          -          -       10,125
                                     --------   --------    ---------
         Net contributions .......          -     18,000      636,496
                                     --------   --------    ---------
   Investment income:
     Interest ....................        736          -          736
     Dividends                              -          -       27,042
     Net gain (loss) on investments         -          -       16,217
                                     --------   --------    ---------
         Net investment income (loss)     736          -       43,995
                                     --------   --------    ---------
            Total additions .....         736     18,000      680,491
                                     --------   --------    ---------

 DEDUCTIONS:
   Distributions                            -          -       44,897
   Administrative expenses                  -          -       12,315
                                     --------   --------    ---------
            Total deductions                -          -       57,212

 TRANSFER (TO) FROM OTHER FUNDS        35,738    (17,070)           -
                                     --------   --------    ---------

 NET INCREASE ..................       36,474        930      623,279

 NET ASSETS AVAILABLE FOR
   BENEFITS, BEGINNING OF YEAR              -     18,045      440,375
                                     --------   --------    ---------
NET ASSETS AVAILABLE FOR
   BENEFITS, END OF YEAR .......     $ 36,474   $ 18,975   $1,063,654
                                     ========   ========   ==========

See notes to financial statements.

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995


1.   DESCRIPTION OF THE PLAN

     The following description of the General Instrument (Puerto Rico), Inc. Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     a. General - The General Instrument (Puerto Rico), Inc. Savings Plan (the "Plan") was established and effective March 1, 1994, and is a defined contribution plan to encourage long-term savings by eligible employees of General Instrument (Puerto Rico), Inc. (the "Company") through a systematic program of salary deductions. The Company is a subsidiary of General Instrument Corporation, a holding company whose stock is traded on the New York Stock Exchange. Each eligible employee may elect to have compensation reduced by, and authorize the Company to contribute to the Plan on his or her behalf, a Matched Participant Contribution of 1% to 6% of compensation for each payroll period. Compensation represents the participant's base salary or wages, without reduction for his or her Matched or Unmatched Participant Contributions to the Plan and Section 165(e) of the Puerto Rico Tax Act of 1954 ("PRITA"), as amended, and excluding any other form of additional compensation such as overtime pay, commissions, bonuses or incentive compensation. Each Plan year, the Company will contribute to the Plan, on behalf of the employee, a Matching Employer Contribution equal to 50% of the employee's Matched Participant Contribution. In addition, an employee who has elected a Matched Participant Contribution rate of 6% may elect to further reduce compensation, and authorize the Company to contribute to the Plan on his or her behalf, an Unmatched Participant Contribution of 1% to 4% of the employee's compensation for each payroll period. The contribution limitation for employee Matched and Unmatched Participant Contributions is $7,500 less any elective contributions under another defined benefit plan or defined contribution plan excluded from the participant's gross income.

          An employee may also contribute to the Plan a Rollover Amount provided the Administrative Committee of the Plan is satisfied that the amount to be rolled over to the Plan constitutes a Rollover Amount under PRITA. Such contributions are classified as "other" in the statement of changes in net assets available for benefits.

          PRITA requires that the Plan provisions do not discriminate in favor of highly compensated employees. In order to determine whether the Plan discriminates in such a manner, contribution levels are reviewed using the Actual Deferral Percentage ("ADP") test. To comply with such 1996 requirements, the Company has elected to fund a Qualified Non-Elective Contribution to the Plan which is estimated to be $9,546 based on preliminary estimate. Such amount has been recorded as an unallocated contribution receivable at December 31, 1996 and will be directed to the investment funds upon receipt. If the actual amount differs from the estimate, the Company will make the required contribution by December 31, 1997 to ensure compliance with the ADP test.

     b. Eligibility - All persons employed by the Company (including officers and directors who are employees and excluding leased employees and independent contractors) became eligible to participate in the Plan as of March 1, 1994 without satisfying any minimum period of qualifying employment. All persons hired by the Company after March 1, 1994 and prior to August 1, 1995 became eligible to participate in the Plan on the date of hire. All persons hired by the Company after August 1, 1995 became eligible to participate in the Plan upon completion of 90 days of service.

     c. Vesting - A participant's interest in his or her participant Contributions Account and any Rollover Contribution Account (including all earnings on contributions to such accounts) are immediately and fully vested at all times and not subject to forfeiture. A participant's interest in his or her Employer Contributions Account (including all earnings on such account) will be 50% vested upon commencing employment, 75% vested upon completing one year of employment, and 100% vested upon completing two years of employment. Such years of employment need not be consecutive.

          Notwithstanding the foregoing, a participant becomes fully vested in his or her Employer Contributions Account upon the earlier of the following:

          *      obtaining normal retirement date

          *      total disability

          *      termination of employment by way of death.

          A participant will also be fully vested in the event of a liquidation or dissolution of the Company, or upon termination of the Plan.

     d. Conditions of Distribution and Withdrawal - Distributions under the Plan may be made upon a participant's death, total disability, retirement or other termination of employment.

          Prior  to  termination  of  employment,   the   participant  may  make
          withdrawals from his or her accounts pursuant to the following:

          (i) All or any portion of the balance in the Rollover Contribution Account including investment income thereon.

          (ii) All or any portion of the Matched Contribution Account, the Unmatched Contribution Account, the Rollover Contribution Account, and the vested portion of the Employer Contribution Account, upon attaining age 59-1/2.

          (iii) All or any portion of the Employer Contribution Account, the Matched Contribution Account excluding any income or gain thereon, and the Unmatched Contribution Account excluding any income or gain thereon, for reasons of hardship subject to certain restrictions as defined in the Plan document.

          Withdrawals prior to termination of employment are subject to the following conditions: (i) no more than one request for a withdrawal may be made during any six-month period, except in the case of a financial hardship withdrawal; (ii) a participant may not make a withdrawal until he or she has been a participant for six consecutive months; and (iii) the amount withdrawn shall not be less than $200 or the amount of the participant's vested accrued benefit.

          Upon withdrawal from the Plan or after termination of employment, the nonvested portion of a participant's account will be forfeited. The forfeiture may be used to reduce future employer contributions. Forfeited nonvested accounts totaled approximately $898 and $2,366 as of December 31, 1996 and 1995, respectively.

     e. Loans - A participant is eligible to receive loans under the Plan without a required period of prior participation in the Plan. A participant may not have more than one loan from the Plan outstanding at any one time. A separate loan fund has been established to account for loans made from each specified fund. As periodic principal and interest payments become due, they are reallocated back to the specific funds from which the loan was borrowed.

          The amount of a loan may not exceed the following amount:

          (i) The lesser of 50% of the vested value of the participant's accounts or $50,000.

          (ii) Notwithstanding anything in (i) to the contrary, no loan shall be made in a principal amount of less than $1,000 and the principal amount must be in increments of $100.

          Interest is paid on the outstanding principal amount of each loan at a fixed per annum rate equal to the prime lending rate as published in the Wall Street Journal on the last business day of each month plus 1-1/2%. This rate applies during the full term of the loan and is not modified. Interest paid by a participant is credited to his or her applicable account.

          The term of the loan is fixed by the  Administrative  Committee at the time the loan is made and may not be extended. All loans are for a minimum term of one year and are in one-year increments. Any loan which is to be used to acquire a dwelling unit which is to be used as the principal residence of the borrowing participant within a reasonable time (a "residence loan") must be repaid within the earlier of fifteen years or disposition of such principal residence. Any other loan will be treated as a "nonresidence loan" and must be repaid within a maximum of five years. A participant may repay all (but not part) of any loan at any time without penalty by payment of the outstanding principal amount thereof, plus unpaid accrued interest to the date of repayment.

          Regardless of its original maturity, the outstanding principal amount of any loan and accrued interest thereon becomes immediately due and payable sixty days following the date a participant's employment with the Company terminates for any reason whatsoever.

          A loan, including interest thereon, is repaid by payroll deductions under a fixed schedule which provides for interest and amortization of principal in substantially level payments over the term of the loan. As collateral for repayment of each loan made to a participant, such participant pledges the assets of his or her Plan accounts.

     f. Investment Funds - Banco Santander is the trustee of the Plan. Vanguard Fiduciary Trust Company ("Vanguard") is the investment manager and recordkeeper of the Plan.

          All Matching Employer Contributions and earnings thereon are invested solely in The General Instrument Corporation Common Stock Fund. The General Instrument Corporation Common Stock Fund is also an investment option for participants. A participant may elect to invest all Participant Contributions or Rollover Amounts in one or any combination of the funds described below, in whole multiples of 5% of the aggregate amount of such contributions. A participant may elect to transfer once each day, all or any part of the aggregate value in his or her account or his or her interest in one or more investment fund or funds subject to rules restricting transfers related to the
          Vanguard Investment Contract Trust. The descriptions of the investments have been obtained from the various fund prospectuses.

               General Instrument Corporation Common Stock Fund - Consists principally of General Instrument Corporation common stock and temporary cash investments.

               Vanguard Investment Contract Trust (Common/Collective Trust) Consisting of one or more guaranteed investment contracts issued by insurance companies and banks.

               Vanguard/Wellington Fund (Registered Investment Company) Consisting of a portfolio of approximately 65% in common stocks and 35% in fixed income securities (including corporate and government bonds and money market instruments).

               Vanguard Index Trust (Registered Investment Company) - Consisting of a portfolio of the five-hundred stocks in the Standard & Poor's 500 Composite Stock Price Index, each individual stock being weighted relative to its total market value and parallel to its representation in the Index.

               Vanguard Money Market Reserves (Registered Investment Company) Consisting of a portfolio of securities issued by the U.S. Treasury and agencies of the U.S. Government with maturities of one year or less.

               Vanguard Fixed Income Securities Fund (Registered Investment Company) - Consisting of a portfolio of fixed income securities guaranteed by the U.S. Government and approximately 80% of which is normally invested in Government National Mortgage Association ("GNMA") certificates, the balance being invested in temporary cash investments.

               Vanguard STAR Portfolio (Registered Investment Company) Comprised of a portfolio investing 60-70% of its assets in seven Vanguard equity funds and approximately 30-40% in three Vanguard fixed income funds.

               Vanguard U.S. Growth Portfolio (Registered Investment Company) Consisting of a portfolio investing primarily in common stock of United States corporations with above average growth potential.

               Vanguard International Growth Portfolio (Registered Investment Company) - Consisting of a portfolio of equity securities of corporations located outside the United States.

               Loan Fund - A separate loan fund has been established to account for loans made from each specified fund. As periodic principal and interest payments become due, they are reallocated to the specific funds from which the loan originated.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b. Investments - Investments are stated at fair or market values. The market value of General Instrument Corporation common stock is based on the closing price as quoted on the New York Stock Exchange. The investments in shares of the Vanguard funds are valued at the redemption prices established by Vanguard, based upon its determination of the market value of the underlying investments.

     c. Administrative Expenses - The Plan document provides that all expenses shall be paid by the Plan unless the Company, at its sole discretion, elects to pay such expenses without reimbursement. During the years ended December 31, 1996 and 1995 , the Company elected to pay $22,365 and $28,268, respectively, of Plan expenses without reimbursement.

     d. Other - All security transactions are recorded on a trade date basis. Net gains and losses on the disposal of investments in each fund are computed using the average cost method based on the beginning market value as carried forward from the end of the prior plan year. Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

     e. Benefit Payable - As prescribed by the American Institute of Certified Public Accountant's Audit and Accounting Guide, "Audits of Employee Benefit Plans," benefit payments are recognized as reductions of Plan assets upon disbursement. Benefits payable to terminated employees who had elected to withdraw from the Plan as of December 31, 1996 and 1995 were $12,876 and $1,696, respectively.

     f. Reclassifications - Certain amounts in prior year financial statements have been reclassified to conform with the current year presentation.

3.    INVESTMENTS

     Investments held by Banco Santander and Vanguard at December 31, 1996 were as follows:


                                                                                       Number                                  Fair
               Name of                                                                   Of                                   Value
             Issuer and                                                                Shares   Historical       Fair      Per Share
           Title of Issues                                                            or Units     Cost         Value       or Unit
General Instrument Corporation
  Common Stock Fund                                                                     13,355   $468,784  $    363,651   $    27.23
Vanguard:
  Investment Contract Trust                                                            118,225    118,225       118,225         1.00
  Wellington Fund                                                                       12,216    283,558       319,448        26.15
  Index Trust                                                                            3,376    184,472       233,453        69.16
  Money Market Reserves                                                                 64,874     64,874        64,875         1.00
  Fixed Income Securities Fund                                                           8,284     83,322        84,666        10.22
  STAR Portfolio                                                                         6,206     91,910        98,424        15.86
  U.S. Growth Portfolio                                                                  2,477     48,616        58,801        23.74
  International Growth Portfolio                                                         3,669     54,825        60,393        16.46



      Investments held by Banco Santander and Vanguard at December 31, 1995 were as follows:


                                    Number                                Fair
               Name of                Of                                 Value
             Issuer and             Shares     Historical      Fair    Per Share
           Title of Issues         or Units       Cost        Value     or Unit

General Instrument Corporation
  Common Stock Fund               $  8,687   $   315,512     $254,107     $29.25
Vanguard:
  Investment Contract Trust         89,127        89,127       89,127       1.00
  Wellington Fund                    8,811       189,032      215,252      24.43
  Index Trust                        2,691       129,356      155,016      57.60
  Money Market Reserves             46,235        46,235       46,235       1.00
  Fixed Income Securities Fund       5,797        57,831       60,467      10.43
  STAR Portfolio                     4,080        57,080       61,289      15.02
  U.S. Growth Portfolio              1,928        33,074       39,225      20.35
  International Growth Portfolio     2,793        39,585       41,957      15.02


4.    PLAN TERMINATION

     Although it has not expressed any interest to do so, General Instrument (Puerto Rico), Inc. has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA.

5.    TAX STATUS

     The Plan has been established and operated to comply with Section 3165, Subchapter 9, Title 13 of the Laws of the Commonwealth of Puerto Rico and the regulations thereunder and to be exempt from tax under Section 165 of PRITA. The Plan obtained its latest determination letter dated May 23, 1996 in which the Treasury Department of Puerto Rico stated that the Plan, as designed, was in compliance with the applicable requirements of the Commonwealth of Puerto Rico. The Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of PRITA. Therefore, no provision for income taxes is included in the Plan's financial statements.

6.    SUBSEQUENT EVENT

     On January 7, 1997, General Instrument Corporation announced its intention to separate into three publicly-traded companies to focus on global growth opportunities. The restructuring, expected to be completed in the third quarter of 1997, will create three independent companies: NextLevel Systems, Inc., CommScope, Inc. And General Semiconductor, Inc. In conjunction with the restructuring, the Plan's Administrative Committee will change the name of the Plan to NextLevel Systems (Puerto Rico), Inc. Savings Plan.

                             SUPPLEMENTAL SCHEDULES

GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1996
                                                                                                                        ------------

                                                    Description               Number of
            Name of Issuer                              of                     Shares                                  Current
          and Title of Issue                        Investment                or Units              Cost                Value

General Instrument Corporation                  Common Stock and
  Common Stock Fund                               Temporary Cash
                                                  Investments                  13,355           $   468,784         $   363,651

Vanguard:
  Investment Contract Trust                     Common/Collective
                                                  Trust                       118,225               118,225             118,225

  Wellington Fund                               Shares of Registered
                                                  Investment Company           12,216               283,558             319,448

  Index Trust                                   Shares of Registered
                                                  Investment Company            3,376               184,472             233,453

  Money Market Reserves                         Shares of Registered
                                                  Investment Company           64,874                64,875              64,874

  Fixed Income Securities Fund                  Shares of Registered
                                                  Investment Company            8,284                83,322              84,666

  STAR Portfolio                                Shares of Registered
                                                  Investment Company            6,206                91,910              98,424

  U.S. Growth Portfolio                         Shares of Registered
                                                  Investment Company            2,477                48,616              58,801

  International Growth Portfolio                Shares of Registered
                                                  Investment Company            3,669                54,825              60,393

                                                      Description
             Description                              of Maturity

Plan participant loans other than               Through 12/31/00
  mortgages, at various rates of                10.00%-10.25%
  interest                                                                                          118,289             118,289
                                                                                                -----------         -----------


TOTAL ASSETS HELD FOR
  INVESTMENT  PURPOSES                                                                          $ 1,516,876         $ 1,520,224

                                                                                                ===========         ===========




GENERAL INSTRUMENT (PUERTO RICO), INC. SAVINGS PLAN

ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------


                                Number   Purchase      Number
                                 of       Price or       of    Selling  Realized
              Investment      Purchases  Contribution  Sales    Price      Gain

General Instrument Corporation
  Common Stock Fund              14       $208,955       26    $54,443  $(1,240)


Vanguard:
  Investment Contract Trust      33         61,961       26     32,863        -

  Wellington Fund                17        140,115       30     52,648    7,058


  Index Trust                    20        101,910       28     59,533   12,738

  Money Market Reserves          40         39,168       27     20,529        -

  Fixed Income Securities Fund   29         45,592       27     20,277      176

  STAR Portfolio                 14         46,438       26     12,889    1,281

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-60498, 33-61820, 33-50911, 33-52189, 33-54923,33-55595,33-57737 and 333-22861
of General Instrument Corporation on Forms S-8 of our report dated June 2, 1997 appearing in and incorporated by reference in this Annual Report on Form 11-K of General Instrument (Puerto Rico), Inc. Savings Plan for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

June 19, 1997